As filed with the Securities and Exchange Commission on April 8, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Live Nation Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3247759
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive

Beverly Hills, California 90210

(310) 867-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael G. Rowles

General Counsel

Live Nation Entertainment, Inc.

9348 Civic Center Drive

Beverly Hills, California 90210

(310) 867-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $.01 par value per share (“Common Stock”)(3)	2,969,187(4)	$14.46	$42,934,444	$3,061.23(5)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may become issuable under the Amended and Restated Ticketmaster Entertainment, Inc. 2008 Stock and Annual Incentive Plan (the “Ticketmaster Plan”) as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock on April 1, 2010, as quoted on The New York Stock Exchange.
(3)	Each share of Common Stock includes one Series A Junior Participating Preferred Stock Purchase Right (the “Rights”), which initially attach to and trade with the shares of Common Stock being registered hereby. The terms of the Rights are described in the Rights Agreement filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on December 23, 2005, as amended by the First Amendment to Rights Agreement filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K with the SEC on March 3, 2009.
(4)	Represents shares of Common Stock subject to outstanding equity awards under the Ticketmaster Plan granted to current and former employees and directors of IAC/InterActiveCorp, HSN, Inc., Interval Leisure Group, Inc. and Tree.com, Inc. and certain former employees and a former director of Ticketmaster Entertainment, Inc.
(5)	The registration fee will be offset by $1,622.01 previously paid by the registrant with respect to 2,969,187 shares of Common Stock subject to outstanding equity awards under the Ticketmaster Plan under the registrant’s Registration Statement on Form S-4/A (Registration No. 333-159991) filed with the SEC on November 4, 2009.

PROSPECTUS

2,969,187 Shares

Common Stock

This prospectus covers the offer and sale by us of up to 2,969,187 shares of our common stock, par value $0.01 per share, issued or to be issued upon the exercise of certain outstanding equity awards held by current and former employees and directors of IAC/InterActiveCorp, HSN, Inc., Interval Leisure Group, Inc. and Tree.com, Inc. and certain former employees and a former director of Ticketmaster under the Amended and Restated Ticketmaster Entertainment, Inc. 2008 Stock and Annual Incentive Plan. Many of the awards outstanding as of the date hereof were adjusted from awards originally issued by IAC in connection with the spin-offs from IAC of HSN, Interval Leisure Group, Ticketmaster and Tree.com, which were effective following the close of the market on August 20, 2008. We assumed the Ticketmaster Plan in connection with the merger of Ticketmaster with our wholly owned subsidiary. We will receive the exercise price of these equity awards under the Ticketmaster Plan if and when such awards are exercised.

Our Common Stock is quoted on the New York Stock Exchange under the symbol “LYV.” On April 7, 2010, the last reported sales price of our common stock was $15.59 per share.

Investing in these securities involves risks. See “Rick Factors” beginning on Page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 8, 2010.

References in this prospectus to “Live Nation,” “we,” “our” or “us” refer to Live Nation Entertainment, Inc. together with its consolidated subsidiaries. References in this prospectus to “Ticketmaster” refer to Ticketmaster Entertainment LLC, which was formerly known as Ticketmaster Entertainment, Inc., together with its consolidated subsidiaries.

PROSPECTUS SUMMARY

This prospectus covers the offer and sale by us of up to 2,969,187 shares of our common stock, par value $0.01 per share, issued or to be issued upon the exercise of certain outstanding equity awards held by current and former employees and directors of IAC/InterActiveCorp, or IAC, HSN, Inc., Interval Leisure Group, Inc. and Tree.com, Inc. and certain former employees and a former director of Ticketmaster under the Amended and Restated Ticketmaster Entertainment, Inc. 2008 Stock and Annual Incentive Plan, or the Ticketmaster Plan. Many of the awards outstanding as of the date hereof were adjusted from awards originally issued by IAC in connection with the spin-offs from IAC of Ticketmaster, HSN, Inc., Interval Leisure Group, Inc. and Tree.com, Inc., which were effective following the close of the market on August 20, 2008. We assumed the Ticketmaster Plan in connection with the merger of Ticketmaster with our wholly owned subsidiary, which is referred to as the merger.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference herein, including the matters discussed under “Risk Factors” in our most recent Annual Report on

Form 10-K and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Forward-looking statements include, but are not limited to, statements about: our prospects for delivering increased annual cash flows; reducing our long-term debt and strengthening our balance sheet; our anticipated achievement of our strategic objectives; and the amount of anticipated synergies and other benefits associated with the merger. We have based our forward-looking statements on our beliefs and assumptions based on information available to us at the time the statements are made. Use of the words “may,” “should,” “continue,” “plan,” “potential,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “could,” “target,” “project,” “seek,” “predict” or variations of such words and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those set forth herein or in our annual, quarterly and other reports we file with the Securities and Exchange Commission, or SEC. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We do not intend to update these forward-looking statements, except as required by applicable law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

USE OF PROCEEDS

We will receive proceeds from the sale of shares of common stock offered by this prospectus only to the extent that equity awards issued under the Ticketmaster Plan are exercised for shares of common stock covered by this prospectus and are paid for in cash. We currently have no specific plans for the use of the net proceeds received upon exercise of such awards. We anticipate that we will use the net proceeds received by us for general corporate purposes, including working capital.

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PLAN OF DISTRIBUTION

The Ticketmaster Plan permits us to issue shares of our common stock, or the cash equivalent thereof, to our and our subsidiaries’ eligible officers, employees, non-employee directors or consultants. Shares of our common stock being registered hereunder are issuable pursuant to outstanding stock options, restricted stock and restricted stock units issued under the Ticketmaster Plan, which is further described below.

INFORMATION ABOUT THE TICKETMASTER PLAN

On January 25, 2010, pursuant to the terms of the Agreement and Plan of Merger dated as of February 10, 2009, or the merger agreement, Ticketmaster became our wholly owned subsidiary, and we assumed the Ticketmaster Plan.

Each outstanding option to purchase shares of Ticketmaster common stock, whether or not exercisable, was converted into an option to purchase Live Nation common stock on the same terms and conditions applicable to the corresponding Ticketmaster stock option immediately before the completion of the merger, except that (i) the number of shares of Live Nation common stock subject to each such converted option became equal to the product, rounded down to the nearest whole number of shares of Live Nation common stock, of (a) the number of shares of Ticketmaster common stock subject to the corresponding Ticketmaster stock option and (b) 1.4743728, which is referred to as the exchange ratio, and (ii) the per-share exercise price of the converted Ticketmaster stock options will equal the per share exercise price applicable to the corresponding Ticketmaster stock option divided by the exchange ratio, rounded up to the nearest whole cent.

Each outstanding award of Ticketmaster restricted stock and each outstanding award of Ticketmaster restricted stock units was converted, on the same terms and conditions applicable to the corresponding Ticketmaster restricted stock or Ticketmaster restricted stock units immediately before the completion of the merger, into the number of shares of Live Nation restricted stock or Live Nation restricted stock units, as applicable, equal to the product of (i) the number of shares of Ticketmaster common stock subject to such award and (ii) the exchange ratio, in each case rounding up or down to the nearest whole share of Live Nation common stock.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Eric Lassen in his capacity as our Senior Vice President and Deputy General Counsel.

EXPERTS

The consolidated financial statements of Live Nation appearing in Live Nation’s Annual Report (Form 10-K) for the year ended December 31, 2009, including the schedule appearing therein, and the effectiveness of Live Nation’s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Ticketmaster appearing in Ticketmaster’s Annual Report (Form 10-K) for the year ended December 31, 2009, including the schedule appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC pursuant to the Securities Act and the Exchange Act are incorporated by reference in this Registration Statement:

(i)	Our Annual Report on Form 10-K for the year ended December 31, 2009, as amended;

(ii)	Item 8. Consolidated Financial Statements and Supplementary Data included in Ticketmaster’s Annual Report on Form 10-K for the year ended December 31, 2009;

(iii)	Our Current Reports on Form 8-K filed with the SEC on January 8, 2010, January 25, 2010 (three filings), January 26, 2010 and January 29, 2010 and our Current Report on Form 8-K/A filed with the SEC on March 29, 2010; and

(iv)	A description of the our common stock and preferred share purchase rights included under the caption “Description of Our Capital Stock” in the Information Statement filed as Exhibit 99.1 to our Registration Statement on Form 10, as amended (File No. 01-32601), filed with the SEC on December 8, 2005, including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at
1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including Live Nation, who file electronically with the SEC. The reports and other information filed by us with the SEC are also available at our website. The address of the site is www.livenation.com. Our and the SEC’s web addresses have been included as inactive textual references only. The information contained on those websites is expressly not incorporated by reference into this Registration Statement.

Upon request, we will provide, free of charge, to each person, including any beneficial owner to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus. You may request a copy of these filings from us by writing to us at Live Nation Entertainment, Inc., 9348 Civic Center Drive, Beverly Hills, California 90210, Attention: Investor Relations, or by telephoning us at (310) 867-7000.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimated) to be incurred by the registrant in connection with a distribution of securities registered under this Registration Statement:

SEC registration fee (after offset)	$1,439
Legal fees and expenses	5,000
Accounting fees and expenses	15,000
Miscellaneous	2,000

Total	$23,439

Item 15.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and to the registrant’s certificate of incorporation.

The registrant’s certificate of incorporation provides that the registrant shall indemnify and hold harmless, to the fullest extent permitted by Section 145 of the DGCL, each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person is or was a director or officer of the registrant or was serving at the request of the registrant as a director, officer, employee or agent of another enterprise, against all expense, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement, and ERISA excise taxes or penalties) actually and reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the registrant’s board of directors.

Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), however, indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The registrant has entered into indemnification agreements with its directors that will require the registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. The registrant also maintains liability insurance at its expense, to protect itself and any director, officer, employee or agent of the registrant or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 16.	Exhibits.

See the attached Exhibit Index, which is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the registrant pursuant to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beverly Hills, California, on this 8th day of April, 2010.

LIVE NATION ENTERTAINMENT, INC.

By:	/S/ MICHAEL RAPINO
Michael Rapino
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints Michael Rapino and Kathy Willard, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ MICHAEL RAPINO Michael Rapino	President, Chief Executive Officer and Director	April 8, 2010

/S/ IRVING L. AZOFF Irving L. Azoff	Executive Chairman and Director	April 8, 2010

/S/ KATHY WILLARD Kathy Willard	Chief Financial Officer	April 8, 2010

/S/ BRIAN CAPO Brian Capo	Chief Accounting Officer	April 8, 2010

/S/ MARK CARLETON Mark Carleton	Director	April 8, 2010

/S/ BARRY DILLER Barry Diller	Director	April 8, 2010

/S/ JONATHAN L. DOLGEN Jonathan L. Dolgen	Director	April 8, 2010

/S/ ARIEL EMANUEL Ariel Emanuel	Director	April 8, 2010

/S/ ROBERT TED ENLOE, III Robert Ted Enloe, III	Director	April 8, 2010

/S/ JEFFREY T. HINSON Jeffrey T. Hinson	Director	April 8, 2010

/S/ JAMES S. KAHAN James S. Kahan	Director	April 8, 2010

/S/ VICTOR KAUFMAN Victor Kaufman	Director	April 8, 2010

/S/ JOHN C. MALONE John C. Malone	Director	April 8, 2010

/S/ RANDALL T. MAYS Randall T. Mays	Director	April 8, 2010

/S/ JONATHAN F. MILLER Jonathan F. Miller	Director	April 8, 2010

/S/ MARK S. SHAPIRO Mark S. Shapiro	Director	April 8, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Rights Agreement, dated December 21, 2005, between CCE Spinco, Inc. and The Bank of New York, as rights agent (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed December 23, 2005).

4.2	First Amendment to Rights Agreement, dated December 21, 2005, between Live Nation, Inc. and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed March 3, 2009).

4.3	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.2 of the registrant’s Current Report on Form 8-K filed December 23, 2005).

4.4	Form of Right Certificate (incorporated by reference to Exhibit 4.3 of the registrant’s Current Report on Form 8-K filed December 23, 2005).

5.1	Opinion of Eric Lassen, Senior Vice President and Deputy General Counsel of the registrant.

10.1	Amended and Restated Ticketmaster Entertainment, Inc. 2008 Stock and Annual Incentive Plan (incorporated by reference to Exhibit 10.1 of the registrant’s Registration Statement on Form S-8 filed January 26, 2010).

23.1	Consent of Eric Lassen, Senior Vice President and Deputy General Counsel of the registrant (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm of the registrant.

23.3	Consent of Independent Registered Public Accounting Firm of Ticketmaster Entertainment LLC.

24.1	Power of Attorney (included in this Registration Statement under “Signatures”).